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                                                                   EXHIBIT 5.1



                          SIMPSON THACHER & BARTLETT
                             425 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017



                                           September 21, 1999


Hovnanian Enterprises, Inc.
10 Highway 35
P.O. Box 500
Red Bank, New Jersey 07701

Ladies and Gentlemen:

         We have acted as counsel to Hovnanian Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on

Form S-3 (the "Registration Statement") filed by the Company with the

Securities and Exchange Commission (the "Commission") under the Securities

Act of 1933, as amended (the "Act"), relating to the sale by certain shareholders of the Company of 1,083,454 shares of Class A common stock, par value $.01 per share (the "Shares"), in connection with the Merger Agreement,

dated August 7, 1999, by and among Roger Mumford, Bruce Matzel and M&M

Acquisitions, Inc., a New Jersey Corporation and a wholly owned subsidiary of the Company (the "Merger Agreement") pursuant to which the Company acquired the Matzel and Mumford Organization, Inc., GM Construction, Inc., Matzel &

Mumford Development Corp., M&M Land Co., Inc., Matzel & Mumford Mortgage

Funding, Inc. and Matzel & Mumford at High Pointe, Inc.

         We have examined the Registration Statement and a form of the share certificate. We also have examined the originals, or duplicates or certified

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or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein.  As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and nonassessable.

         We are members of the Bar of the State of New York and we do not express any opinion herein concerning any law other than the Delaware General

Corporation Law.

         We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

                                            Very truly yours,



                                            /s/ SIMPSON THACHER & BARTLETT
                                            _______________________________
                                            SIMPSON THACHER & BARTLETT